Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS PROVIDES UPDATE ON IMPACT FROM HURRICANES HARVEY AND IRMA

ALISO VIEJO, CA – September 21, 2017 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) provided an update today regarding its hotels in Texas and Florida that were impacted by Hurricanes Harvey and Irma.  The Company maintains customary property, casualty, flood and business interruption insurance at all of its hotels, the coverage of which is subject to certain limitations including higher deductibles in the event of a named windstorm.  Sunstone will continue to evaluate the overall financial impact of the recent storms on the portfolio, taking into consideration its ability to recover certain incremental expenditures or lost income through the existing insurance policies.  No hotel employees or guests were injured as a result of the storms.

The 175-room Oceans Edge Hotel & Marina in Key West, Florida closed on September 7, 2017 following a mandatory evacuation order and currently remains closed.  The property sustained limited physical damage as a result of Hurricane Irma and Sunstone is working in conjunction with the hotel manager, engineers and other professionals to prepare and execute restoration plans.  The cost of the required restoration work may or may not exceed the related property insurance deductible amount.  Sunstone currently believes the hotel will reopen in part or in full by the end of September.  The Company is actively monitoring the hotel’s financial performance in connection with its impending pursuit to recover lost income under the existing business interruption insurance policy.

The 781-room Renaissance Orlando at SeaWorld® in Orlando, Florida remained open and operational during Hurricane Irma and did not incur any meaningful physical damage.  The hotel did experience cancellations of certain group business due to storm-related travel disruptions, however, a portion of the cancelled room nights were partially offset by incremental transient demand.

Sunstone’s two hotels in Houston, the 480-room Hilton North Houston and the 390-room Marriott Houston, also remained open and operational during Hurricane Harvey and sustained only minor physical damage.  Restoration work is currently underway at both hotels, including work to guestrooms temporarily taken out of service.  The cost of this restoration may or may not exceed the related property insurance deductible amounts.

“Our thoughts are with those that have been affected by Hurricanes Harvey and Irma.  We are grateful for the dedication of our hotel teams who worked vigilantly to accommodate guests and minimize the impact of the storms,” said John Arabia, President and Chief Executive Officer.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date hereof, has interests in 27 hotels comprised of 13,202 rooms. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of September 21, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.